BY-LAWS

OF

LAPIS TECHNOLOGIES, INC.

ARTICLE I

OFFICERS

     Section 1.     Registered Office.  The registered office of the Corporation shall  be  located at 615 South DuPont Highway, Dover, Delaware 19901, County of Kent, or at such other place as the Board of Directors shall determine from time to  time.

     Section  2.     Other  Offices.  The  principal  office  of the Corporation shall  be  located at such place as the Board of Directors may specify from time to  time.  The  Corporation  may  have  such other offices at such other places, either  within  or  without the State of Delaware, as the Board of Directors may from  time  to time determine, or as the affairs of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

     Section  1.     Place  of  Meeting.  Meetings  of  the  stockholders of the Corporation  shall  be held at such place, either within or without the State of Delaware,  as may be designated from time to time by the Board of Directors, or, if  not  so designated, then at the principal office of the Corporation required to  be  maintained  pursuant  to  Article  I,  Section  2  hereof.

     Section 2.     Annual Meetings.  The annual meeting of the stockholders for  the  year  2002 shall be held at such time as may be designated by the Board of Directors;  and  thereafter the annual meeting of the stockholders shall be held on  the  15th  day  of  April at 10:00 a.m. of each year, commencing in the year 2003,  if  not a legal holiday, and if such is a legal holiday, then on the next following  day  not  a  legal  holiday,  at  such time and place as the Board of Directors shall determine, at which time the stockholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.  Notwithstanding  the  foregoing,  the Board of Directors may cause the annual meeting of stockholders to be held on such other date in any year as they shall  determine to be in the best interest of the Corporation, and any business transacted  at said meeting shall have the same validity as if transacted on the date  designated  herein.

     Section 3.     Special Meetings.  Special meetings of the stockholders, for any  purpose  or  purposes,  unless  otherwise  prescribed  by  statute  or  the Certificate  of  Incorporation, may be called by the President, Secretary or the Chairman  of  the  Board of Directors, if any.  The President or Secretary shall call  a special meeting when: (1) requested in writing by any two or more of the directors,  or  one  director  if  only  one  director is then in office; or (2) requested in writing by stockholders owning a majority of the shares entitled to  vote   Such  written request shall state the purpose or purposes to the proposed meeting.

Section  4.     Notice. Except as otherwise required by statute or the Certificate of Incorporation, written notice of each meeting of the stockholders, whether annual or special, shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the meeting. Notice of any meeting of stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who, in person or by his authorized attorney, either before or after such meeting, shall waive such notice in writing. Attendance of a stockholder at a meeting, either in person or by proxy, shall itself constitute waiver of notice and waiver of any and all objections to the place and time of the meeting and manner in which it has been called or convened, except when a stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objections to the transaction of business. Notice of the time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting at which adjournment is taken, unless the djournment is for more than thirty (30) days or after the adjournment a new record date is set.

     Section  5.     Proxies.  A stockholder may attend, represent, and vote his shares at any meeting in person, or be represented and have his shares voted for by  a proxy which such stockholder has duly executed in writing.  No proxy shall be  valid  after  three (3) years from the date of its execution unless a longer period is expressly provided in the proxy.  Each proxy shall be revocable unless otherwise  expressly  provided in the proxy or unless otherwise made irrevocable by  law.

     Section  6.     Quorum.  The  holders  of  a  majority of the stock issued, outstanding  and  entitled  to  vote, present in person or represented by proxy, shall  constitute  a  quorum  at  all  meetings of the stockholders and shall be required  for  the transaction of business, except as otherwise provided by law, by  the  Certificate  of  Incorporation,  or by these Bylaws.  If, however, such majority shall not be present or represented at any meeting of the stockholders, the  stockholders  entitled  to  vote  at  such meeting, present in person or by proxy,  shall  have  the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless the adjournment is for more than  thirty  (30) days or after the adjournment a new record date is set, until the required amount of voting stock shall be present.  At such adjourned meeting at  which  a  quorum shall be present in person or by proxy, any business may be transacted  that  might  have  been transacted at the meeting originally called.

     Section  7.     Voting of Shares.  Each outstanding share of voting capital stock  of the Corporation shall be entitled to one vote on each matter submitted to  a vote at a meeting of the stockholders, except as otherwise provided in the Certificate  of  Incorporation.  The  vote  by  the holders of a majority of the shares  voted  on  any  matter at a meeting of stockholders at which a quorum is present  shall be the act of the stockholders on that matter, unless the vote of a  greater number is required by law, by the  Certificate of Incorporation, or by these  Bylaws; provided, however, that directors shall be elected by a plurality of  the  votes  of  the  shares present in person or represented by proxy at the meeting  and  entitled  to  vote  on  the  election  of  directors.

    Section  8.     Action  Without  Meeting.

          A.               Any  action  required by statute to be taken at any annual or  special meeting of the stockholders, or any action which may be taken at any annual  or  special meeting of the stockholders, may be taken without a meeting, without  prior  notice  and without a vote, if a consent or consents in writing, setting  forth  the  action  so  taken, are signed by the holders of outstanding stock  having  not less than the minimum number of votes that would be necessary to  authorize  or  take such action at a meeting at which all shares entitled to vote  thereon  were present and voted; provided, however, that a written consent to  elect  directors,  if such consent is less than unanimous, may be in lieu of the  holding  of  an  annual  meeting  of  stockholders  only  if  all  of  the directorships  to  which  directors  could be elected at such annual meeting are vacant  and  are  filled  by  such  action.

     B.               Every  written consent shall bear the date of signature of each  stockholder  who  signs  the consent, and no consent shall be effective to take  the corporate action referred to in such consent unless, within sixty (60) days  of  the  earliest dated consent delivered to the Corporation in the manner required  in  these  Bylaws,  written  consents signed by a sufficient number of stockholders  to take action are delivered to the Corporation by delivery to its registered  office  in the State of Delaware, its principal place of business or an  officer  or  agent  of  the  Corporation having custody of the book in which proceedings  of  meetings  of  stockholders  are recorded.  Delivery made to the Corporation's  registered  office shall be by hand or by certified or registered mail,  return  receipt  requested.

     C.               Prompt  notice  of  the  taking  of  the  corporate action without a meeting by less than unanimous written consent shall be given to those stockholders  who  have  not  consented  in  writing.  If  the  action which is consented  to  is  such as would have required the filing of a certificate under any  section  of the General Corporation Law of Delaware if such action had been voted  on  by  the  stockholders at a meeting thereof, then the certificate filed under  such  section  shall  state,  in  lieu  of any statement required by such section  concerning  any  vote  of stockholders, that written notice and written consent  have  been  given as provided in Section 228 of the General Corporation Law  of  Delaware.

     Section  9.     Fixing  of  Record  Date.  For  the purposes of determining     stockholders  entitled to notice of or to vote at any meeting of stockholders or any  adjournment  thereof,  the  Board of Directors may fix a record date, which record  date  shall  not  precede  the date upon which the resolution fixing the record  date  is  adopted by the Board of Directors, and which record date shall not  be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If  no record date is fixed by the Board of Directors, the record date for  determining  stockholders  entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on  which  notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders  of  record  entitled  to  notice  of  or  to  vote at a meeting of stockholders  shall  apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. For the purpose of determining the stockholders entitled to consent to corporate action  in  writing  without  a meeting, the Board of Directors may fix a record date,  which  record  date  shall not precede the date upon which the resolution fixing  the  record  date  is  adopted by the Board of Directors, and which date shall  not  be  more than ten (10) days after the date upon which the resolution fixing  the record date is adopted by the Board of Directors.  If no record date has  been  fixed  by  the  Board  of  Directors, the record date for determining stockholders  entitled  to  consent  to  corporate  action  in writing without a meeting,  when  no  prior  action  by the Board of Directors is required by law, shall  be  the  first  date  on which a signed written consent setting forth the action  taken  or  proposed  to  be taken is delivered to the Corporation in the manner  provided  by  law.  If  no  record  date  has been fixed by the Board of Directors  and  prior  action  by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in  writing  without  a  meeting shall be at the close of business on the day on which  the  Board  of  Directors adopts the resolution taking such prior action. For  the  purpose of determining the stockholders entitled to receive payment of any  dividend  or  other  distribution  or  allotment  of  any  rights  or  the stockholders entitled to exercise any rights in respect of change, conversion or exchange  of  stock, or for the purpose of any other lawful action, the Board of Directors  may  fix  a record date, which record date shall not precede the date upon  which  the  resolution fixing the record date is adopted, and which record date  shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall  be  at  the  close of business on the day on which the Board of Directors adopts  the  resolution  relating  thereto.

     Section 10.     List of Stockholders.  The Secretary shall prepare, or have prepared, and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical  order,  showing  the address of each stockholder and the number of shares  registered  in the name of each stockholder.  Such list shall be open to the  examination  of  any  stockholder,  for any purpose germane to the meeting, during  ordinary business hours, for a period of at least ten (10) days prior to the  meeting, either at a place within the city where the meeting is to be held, which  place  shall  be  specified  in  the  notice  of  the meeting, or, if not specified,  at  the  place  where  the meeting is to be held.  The list shall be produced  and  kept  at  the  time  and  place  of meeting during the whole time thereof,  and  may  be  inspected  by  any  stockholder  who  is  present.

ARTICLE III

BOARD OF DIRECTORS

     Section 1.     General Powers.  The business and affairs of the Corporation shall be managed by the Board of Directors, except as otherwise provided by law, by  the  Certificate  of  Incorporation  of  the Corporation or by these Bylaws.

     Section  2.     Number,  Term  and  Qualifications.  The Board of Directors shall consist of not less than one or more than ten members, the exact number to be  determined  from  time  to  time  by  resolution  of the Board of Directors. Directors need not be stockholders  or residents of the State of Delaware.  Each Director shall hold office for the term for which he is appointed or elected and until  his  successor, if any, shall have been elected and shall have qualified, or until his death or until he shall have resigned or shall have been removed in the  manner  hereinafter  provided.  Directors  need  not  be elected by ballot, except  upon  demand  of  any  stockholder.

     Section  3.     Removal.  At  a  special meeting of the stockholders called for  the  purpose  in  the  manner  provided  in  these  Bylaws,  subject to any limitations  imposed  by  law  or the Certificate of Incorporation, the Board of Directors,  or  any  individual  director,  may  be removed from office, with or without  cause,  by the holders of a majority of the outstanding shares entitled to  vote  at  an  election  of  directors.

     Section  4.     Resignation.  Any director of the Corporation may resign at any  time  by  giving  written  notice  to the President or the Secretary of the Corporation.  The  resignation of any director shall take effect upon receipt of such  notice  or  at  such later time as shall be specified in such notice.  The acceptance  of  such  resignation  shall  not be necessary to make it effective.

     Section  5.     Vacancies.  Any  vacancy  in  the  Corporation's  Board  of Directors  may  be  filled  by the vote of a majority of the remaining directors then  in  office, though less than a quorum.  The  stockholders  may elect a director at any time to fill a vacancy not filled by  the  directors.

     Section  6.     Compensation.   The  Board  of  Directors  may  cause  the Corporation  to  compensate  directors  for  their services as directors and may provide  for payment by the Corporation of all expenses incurred by directors in attending  regular  and  special  meetings  of  the  Board.

ARTICLE IV

MEETINGS OF DIRECTORS

     Section 1.     Annual and Regular Meetings.  A regular meeting of the Board  of  Directors  shall  be  held  immediately after, and at the same place as, the annual  meeting  of  stockholders.  In  addition,  the  Board  of  Directors may provide,  by  resolution,  for  the  holding  of  additional  regular  meetings.

     Section  2.     Special  Meetings.  Special  meetings  of  the  Board  of Directors  may  be called by or at the request of the Chairman of the Board, the President  or any two or more directors, or one director if only one director is then  in  office.  Such meetings may be held at the time and place designated in the  notice  of  the  meeting.

     Section  3.     Notice  of  Meetings.

     A.          Regular  meetings of the Board of Directors may be held without notice.  Written  notice  of  the  time and place of all special meetings of the Board  of  Directors  shall  be given at least twenty-four (24) hours before the meeting  and  not  more  than thirty (30) days prior to the meeting; such notice need  not  specify  the  purpose for which the meeting is called.  Notice of any meeting  may  be  waived  in writing at any time before or after the meeting and will  be  waived  by any director by attendance at such meeting, except when the director  attends  the  meeting  for  the  express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is  not  lawfully  called  or  convened.

     B.          The  transaction of all business at any meeting of the Board of Directors,  however  called  or  noticed, or wherever held, shall be as valid as though  had at a meeting duly held after regular call and notice, if a quorum be present  and  if,  either before or after the meeting, each of the directors not present  shall  sign  a  written  waiver of notice, or a consent to holding such meeting,  or  an  approval  of  the minutes thereof.  Neither the business to be transacted  at,  nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice or consent unless so  required  by  the  Certificate  of  Incorporation or these Bylaws.  All such waivers, consents or approvals shall be filed with the corporate records or made a  part  of  the  minutes  of  the  meetings.

     Section  4.     Quorum.  At  all  meetings  of  the Board of Directors, the presence  of  a  majority  of  the  directors  shall constitute a quorum for the transaction  of  business.  In  the  absence  of  a  quorum,  a  majority of the directors present at any meeting may adjourn from time to time until a quorum is constituted.  Notice of the time and place of any adjourned meeting need only be given  by  announcement  at  the  meeting  at  which  adjournment  is  taken.

     Section  5.     Manner  of  Acting.  Except  as  otherwise provided by law, these  Bylaws or the Certificate of Incorporation of the Corporation, the act of the  majority of the directors present at a meeting at which a quorum is present shall  be  the  act  of  the  Board  of  Directors.

     Section  6.     Action Without Meeting.  Unless otherwise restricted by the  Certificate  of  Incorporation or these Bylaws, any action required or permitted to  be  taken  at  any  meeting of the Board of Directors may be taken without a meeting,  if  all  member of the Board of Directors consent in writing, and such writing  or  writings  are filed with the minutes of proceedings of the Board of Directors.

     Section  7.     Telephonic Meetings.  Members of the Board of Directors may participate  in  a  meeting  of  such  Board by means of conference telephone or similar  communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section  shall  constitute  presence  in  person  at  such  meeting.

ARTICLE V

COMMITTEES OF THE BOARD

     Section  1.     Creation.  The Board of Directors may designate two or more directors  to  constitute  an  Executive  Committee or other committees, each of which, to the extent authorized by law and provided in the resolution shall have and  may  exercise  all of the authority delegated to the Executive Committee or other  committee by the Board of Directors in the management of the Corporation, except  as  set  forth  in  Section  6  of  this  Article  V.

     Section 2.     Vacancy.  Any vacancy occurring on an Executive Committee or other  committee  shall  be  filled  by  the  Board  of  Directors.

     Section  3.     Removal.  Any  member  of  an  Executive Committee or other committee  may  be  removed  at any time, with or without cause, by the Board of Directors.

     Section  4.     Minutes.  The  Executive Committee or other committee shall keep  regular  minutes  of its proceedings and report the same to the Board when requested.

     Section  5.     Responsibility  of  Directors.  The  designation  of  an Executive  Committee  or other committee and the delegation thereto of authority shall not alone operate to relieve the Board of Directors or any member thereof, of  any  responsibility  or  liability  imposed  upon  it  or  him  by  law.

     Section 6.     Restrictions on Committees.  Neither the Executive Committee nor  any  other  committee  shall have the authority to: (a) approve or adopt or recommend  to  the  stockholders, any action or matter expressly required by the Delaware  General  Corporation  Law  to  be  submitted  to  the stockholders for approval;  (b)  adopt,  amend  or  repeal  Bylaws;  (c) amend the Certificate of Incorporation;  (d)  authorize distributions; (e) fill vacancies on the Board of Directors  or  on  any  of  its  committees;  (f)  approve  a plan of merger not requiring  shareholder  approval;  (g)  authorize  or  approve  reacquisition of shares,  except  according  to  a  formula  or method prescribed by the Board of Directors; (h) authorize or approve the issuance or sale or contract for sale of shares,  or  determine  the  designation  and  relative rights, preferences, and limitations  of  a  class or series of shares, except within limits specifically prescribed  by the Board of Directors; (i) fix compensation of the directors for serving  on the Board or on any committee; or (j) amend or repeal any resolution of  the  Board  of  Directors  which  by  its terms shall not be so amendable or repealable.

ARTICLE VI

OFFICERS

     Section  1.     Offices.  The Board of Directors shall elect a President or a  Vice  President  and  a  Secretary  or  Assistant Secretary, and may elect or appoint  a  chief  executive  officer,  one or more vice presidents, one or more assistant  secretaries,  a  treasurer  or  chief financial officer, and other or additional  officers as in its opinion are desirable for conduct of the business of  the Corporation.  The Board of Directors may elect from its own membership a Chairman  of  the  Board.  The  Board of Directors may by resolution empower any officer  or  officers  of the Corporation to appoint from time to time such vice presidents  and other or additional officers as in the opinion of the officer(s) so  empowered  by the Board are desirable for the conduct of the business of the Corporation.  Any  two  or  more  offices  may  be  held  by  the  same  person.

     Section  2.     Election  and  Term.  Each officer of the Corporation shall hold  office  for  the  term for which he is elected or appointed, and until his successor  has  been  duly  elected or appointed and has qualified, or until his death,  resignation or removal pursuant to these Bylaws.  Elections by the Board of  Directors  may  be  held  at  any  regular  or special meeting of the Board.

     Section  3.     Removal.  Any  officer elected by the Board may be removed,  either  with or without cause, by a vote of the Board of Directors.  Any officer appointed  by another officer or officers may be removed, either with or without cause,  by either a vote of the Board of Directors or by the officer or officers given  the power to appoint that officer.  The removal of any person from office shall  be  without  prejudice  to  the contract rights, if any, of the person so removed.

     Section  4.     Resignations.  Any officer may resign at any time by giving  written notice to the Board of Directors or to the President or Secretary of the Corporation.  Any such resignation shall take effect upon receipt of the notice.

     Section  5.     Vacancies.  A  vacancy  in  any  office  because  of death,  resignation,  removal, disqualification, or any other cause, shall be filled for the  unexpired  portion of the term in the manner prescribed by these Bylaws for regular  appointment  or  elections  to  such  offices.

     Section  6.     Compensation.  The  compensation  of  all  officers  of the  Corporation  shall be fixed by the Board of Directors, except that the Board may delegate  to  any  officer  who  has been given the power to appoint subordinate officers,  the  authority  to  fix  the salaries of such appointed officers.  No officer  shall  be  prevented from receiving a salary as an officer by reason of the  fact  that  the  officer  is  also  a  member  of  the  Board of Directors.

     Section  7.     Chairman  of  the  Board.  The  Chairman  of  the  Board of Directors,  if  elected, shall preside at all meetings of the Board of Directors and  shall  perform  such other duties as may be prescribed from time to time by the  Board  of  Directors  or  by  these  Bylaws.

     Section  8.     Chief  Executive  Officer.  The Chief Executive Officer, if elected,  shall  be the principal executive officer of the Corporation and shall preside  at meetings of the Board of Directors in the absence of the Chairman of the  Board.  The  Chief  Executive  Officer  shall be subject to the control and direction  of  the  Board  of  Directors,  and  shall  supervise and control the management  of  the  Corporation.

     Section  9.     President.  If  no  Chief Executive Officer is elected, the President shall be the principal executive officer of the Corporation, and shall preside  at meetings of the Board of Directors in the absence of the Chairman of the  Board  and  the Chief Executive Officer.  The President shall be subject to the  control  and  direction of the Board of Directors, and in general, he shall perform  all duties incident to the office of President and such other duties as may  be  prescribed by the Board of Directors, the Chairman of the Board, or the Chief  Executive  Officer  from  time  to  time.

     Section  10.     Vice  Presidents.  In  the  absence  or  disability of the President  or  in  the event of his death, inability or refusal to act, the Vice Presidents,  in  the  order of their length of service as such, unless otherwise determined  by the Board of Directors, shall perform the duties and exercise the powers  of  the  President.  In  addition, the Vice President shall perform such other  duties  and  have  such  other  powers  as  the  Board of Directors shall prescribe.

     Section  11.     Secretary  and  Assistant  Secretary.  The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall record  all  acts  and  proceedings  of  such meetings in the minute book of the Corporation.  The Secretary shall give notice in conformity with these Bylaws of all  meetings  of the stockholders and of all meetings of the Board of Directorsrequiring  notice.  The  Secretary  shall  perform all other duties given him in these  Bylaws  and  other  duties commonly incident to his office and shall also perform  such  other duties and have such other powers as the Board of Directors shall  designate  from  time  to  time.  The  President may direct any Assistant Secretary  to  assume  and perform the duties of the Secretary in the absence or disability  of  the  Secretary, and each Assistant Secretary shall perform other duties  commonly incident to his office and shall also perform such other duties and  have  such  other  powers  as the Board of Directors or the President shall designate  from  time  to  time.

     Section  12.     Chief  Financial  Officer  or  Treasurer  and  Assistant

Treasurer.  The  Chief  Financial Officer or Treasurer shall keep or cause to be kept  the  books  of account of the Corporation in a thorough and proper manner, and  shall render statements of the financial affairs of the Corporation in such form  and  as often as required by the Board of Directors or the President.  The Chief  Financial  Officer  or  Treasurer,  subject  to the order of the Board of Directors,  shall  have  the  custody  of  all  funds  and  securities  of  the Corporation.  The  Chief  Financial  Officer  or  Treasurer  shall perform other duties commonly incident to his officer and shall also perform such other duties and  have  such  other  powers  as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer or Treasurer in the absence  or  disability  of  the  Chief Financial Officer or Treasurer, and each Assistant  Treasurer  shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of  Directors  or  the  President  shall  designate  from  time  to  time.

     Section  14.     Duties  of  Officers  May  Be  Delegated.  In  case of the absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to  any  other officer or to any director for the time being provided a majority of  the  entire  Board  of  Directors  concurs  in  such  delegation.

     Section  15.     Bonds.  The Board of Directors may, by resolution, require any or all officers, agents and employees of the Corporation to give bond to the Corporation,  with sufficient securities, conditioned on faithful performance of the  duties  of  their  respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VII

CAPITAL STOCK

     Section  1.     Certificates.  The  interest  of  each stockholder shall be evidenced  by  a  certificate  representing  shares of stock of the Corporation, which  shall  be  in  such  form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued.  Each certificate shall exhibit the holders name, the number of  shares  and  class  of  shares  and  series,  if any, represented thereby, a statement  that  the  Corporation  is  organized  under the laws of the State of Delaware,  and  the  par  value of each share or a statement that the shares are without  par value.  Each certificate shall be signed by the President or a Vice President  and the Secretary or an Assistant Secretary or Treasurer or Assistant Treasurer  and  shall  be  sealed  with  the  seal  of  the  Corporation.

     Section 2.     Transfer of Shares.  Transfer of shares shall be made on the stock  transfer  books of the Corporation only upon surrender of the certificate for  the  shares  sought  to  be  transferred  by the record holder or by a duly authorized  agent,  transferee  or  legal  representative.  All  certificates surrendered  for  transfer  shall  be  canceled  before new certificates for the transferred  shares  shall  be  issued.

     Section  3.     Lost  or  Destroyed  Certificates.  A  new  certificate  or certificates  shall  be  issued  in  place  of  any  certificate or certificates theretofore  issued  by  the  Corporation  alleged to have been lost, stolen, or destroyed,  upon  the making of an affidavit of that fact by the person claiming the  certificate of stock to be lost, stolen, or destroyed.  The Corporation may  require,  as  a  condition  precedent  to  the  issuance of a new certificate or certificates,  the  owner  of  such  lost,  stolen,  or destroyed certificate or certificates,  or his legal representative, to advertise the same in such manner as it shall require or to give to the Corporation a surety bond in such form and amount  as it may direct as indemnity against any claim that may be made against the  Corporation  with  respect  to  the  certificate alleged to have been lost, stolen  or  destroyed.

     Section  4.     Holder  of  Record.  The  Corporation  shall be entitled to recognize  the  exclusive right of a person registered on its books as the owner of  shares  to  receive  dividends,  and to vote as such owner, and shall not be bound  to recognize any equitable or other claim to or interest in such share or shares  on  the part of any other person whether or not it shall have express or other  notice  thereof,  except  as  otherwise provided by the laws of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

      Section  1.     Distributions  to Stockholders.  The Board of Directors may from  time to time authorize, and the Corporation may make, distributions to its stockholders  (including,  without  limitation,  dividends  and  distributions involving  acquisition  of  the Corporation's shares) in the manner and upon the terms  and  conditions  provided  by  law,  and subject to the provisions of its Certificate  of  Incorporation.

     Section  2.     Seal.  The seal of the Corporation shall be in such form as the  Board  of  Directors  may  from  time  to  time  determine.

     Section 3.     Depositories and Checks.  All funds of the Corporation shall be  deposited  in  the  name  of  the  Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time  designate.

     Section  4.     Loans.  No  loans  shall  be  contracted  on  behalf of the Corporation  and  no evidence of indebtedness shall be issued in its name unless authorized  by  a  resolution  of the Board of Directors.  Such authority may be general  or  defined  to  specific  instances.

     Section  5.     Fiscal  Year.  The  fiscal year of the Corporation shall be fixed  by  the  Board  of  Directors.

     Section 6.     Contracts.  The Board of Directors may authorize any officer or  officers, agent or agents, to enter into any contract or execute and deliver any  instrument  on behalf of the Corporation, and such authority may be general or  confined  to  specific  instances.

ARTICLE IX

AMENDMENTS

These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice' of such meeting of stockholders or Board of Directors, as the case may be.  All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

ARTICLE X

INDEMNIFICATION

Any person who at any time serves or has served as a director or officer of the Corporation, or in such capacity at the request of the Corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding. To the extent permitted by law, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified hereunder by the Corporation.  If a person claiming a right to indemnification under this Section obtains a non-appealable judgment against the Corporation requiring it to pay substantially all of the amount claimed, the claimant shall be entitled to recover from the Corporation the reasonable expense (including reasonable legal fees) of prosecuting the action against the Corporation to collect the claim.

 Notwithstanding  the  foregoing provisions, the Corporation shall indemnify or  agree to indemnify any person against liability or litigation expense he may incur  if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal  action  or  proceeding,  if  he had no reasonable cause to believe his action  was  unlawful.

The Board of Directors of the Corporation shall take all such action as may be  necessary  and  appropriate  to  authorize  the  Corporation  to  pay  the indemnification  required  by  this  Bylaw, including without limitation, to the extent  needed,  making  a  good  faith  evaluation  of  the manner in which the claimant  for  indemnity acted and of the reasonable amount of indemnity due him and  giving  notice  to,  and  obtaining  approval  by,  the stockholders of the Corporation.     Any  person  who at any time after the adoption of this Bylaw serves or has served  in  any  of the aforesaid capacities for or on behalf of the Corporation shall  be  deemed  to  be  doing  or  to  have  done so in reliance upon, and as consideration  for,  the  right  of  indemnification provided herein. Such right shall  inure  to the benefit of the legal representatives of any such person and shall  not be exclusive of any other rights to which such person may be entitled apart  from  the  provision  of  this  Bylaw.

Unless  otherwise provided herein, the indemnification extended to a person that  has  qualified  for indemnification under the provisions of this Article X shall  not  be  terminated when the person has ceased to be a director, officer, employee  or  agent for all causes of action against the indemnified party based on  acts  and events occurring prior to the termination of the relationship with the  Corporation  and  shall  inure  to  the benefit of the heirs, executors and administrators  of  such  person.